CONFIRMING STATEMENT

This Statement confirms that the undersigned,
LaDawn D. Yesho, has
authorized and designated each of Melanie A.
Lazzari, Kendra J.
Milner or Timothy P. McKee to execute and file
on the undersigned's
behalf all Forms 144, 3,
4 and 5 (including any amendments thereto) that the
undersigned may be
required to file with the U.S. Securities
and Exchange Commission as a result
of the undersigned's ownership of or
transactions in securities of S&T
Bancorp, Inc. The authority of Melanie A. Lazzari,
Kendra J. Milner or
Timothy P. McKee under this Statement shall continue
until the undersigned is
no longer required to file Forms 144, 3, 4 and 5
with regard to his/her ownership of
or transactions in securities of S&T Bancorp, Inc.,
unless earlier revoked in
writing. The undersigned acknowledges
that Melanie A. Lazzari, Kendra
J. Milner or Timothy P. McKee are not assuming
any of the undersigned's
responsibilities to comply with Section 16
of the Securities Exchange   Act of 1934.



Date: February 05, 2013
/s/ LaDawn D. Yesho